UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2011

DCB FINANCIAL CORP
 (Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio	43035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 657-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

DCB Financial Corp (the “Holding Company”) and its wholly-owned subsidiary, The Delaware County Bank and Trust (“The Bank”) announced that effective September 29, 2011, Ronald J. Seiffert was appointed President and CEO of DCB Financial Corp and its wholly-owned subsidiary, The Delaware County Bank and Trust. Mr. Seiffert was also elected as a director of the Holding Company and The Bank effective the same date.

Effective with his appointment, Mr. Seiffert entered into an employment contract for a period ending December 31, 2013. The contract is renewable for an additional three-year terms at the end of the original contract period. The contract provides a base salary of $225,000, with incentive opportunities based on board defined goals of up to $200,000 which would be paid 50% cash and 50% option grants. As an employee, Mr. Seiffert is eligible to participate in benefit plans, provided by the Holding Company and The Bank, and is also provided an allowance for transportation and golf club membership. The Holding Company, The Bank and Mr. Seiffert also entered into a special incentive agreement which provides for the payment of a special incentive bonus to Mr. Seiffert equivalent to one year base salary in the event that the regulatory agreements between the Holding Company, The Bank, the Ohio Division of Financial Institutions and the FDIC are terminated and removed during the term of the employment agreement.

Also effective September 29, 2011 the Board of Directors accepted the resignation of Thomas R. Whitney as Interim President and Chief Executive Officer, and Board Member of both DCB Financial Corp and The Delaware County Bank and Trust Company. Mr. Whitney remains Senior Vice President, General Counsel and Secretary of the Holding Company and The Bank, and as head of the Wealth Mgmt. division of The Bank.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit
Number	Exhibit Description
99	Press Release dated September 30, 2011, announcing appointment of Ronald J. Seiffert as President and Chief Executive Officer of DCB Financial Corp and The Delaware County Bank and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DCB FINANCIAL CORP

Date: September 30, 2011

By: /s/ John A. Ustaszewski_
John A. Ustaszewski
SVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99	Press Release dated September 30, 2011, announcing appointment of Mr. Seiffert President and Chief Executive Officer and director of DCB Financial Corp and The Delaware County Bank and Trust Company.